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EXHIBIT 4.28M

JOINDER AGREEMENT

        JOINDER AGREEMENT, dated as of February 27, 2009, made by ENVIROSORT INC., an Alberta corporation (the "Additional Canadian Borrower"), in favor of (a) CREDIT SUISSE, Cayman Islands Branch, as LC Facility Collateral Agent and LC Facility Administrative Agent (in such capacity, the "LC Facility Administrative Agent") for the benefit of the LC Facility Secured Parties (as defined in the Credit Agreement (as defined below)) and (b) BANK OF AMERICA, N.A., as administrative agent for the Revolving Facility (in such capacity, the "Revolving Administrative Agent" and together with the LC Facility Administrative Agent, the "Administrative Agents") and BANK OF AMERICA, N.A. (Canada Branch) (as successor in interest to BABC Global Finance, Inc.), as Canadian Collateral Agent (in such capacity, the "Canadian Collateral Agent") for the benefit of the Revolving Secured Parties (as defined in the Credit Agreement). All capitalized terms not defined herein shall have the meanings given to them in such Credit Agreement.

W I T N E S S E T H:

        WHEREAS, Clean Harbors, Inc., a Massachusetts corporation (the "Parent"), the other Credit Parties, the LC Facility Administrative Agent, Bank of America, N.A. ("BANA"), as Revolving Administrative Agent, Banc of America Securities LLC, as sole arranger under the Revolving Facility, BANA, as syndication agent under the LC Facility, Credit Suisse, as sole bookrunner under the LC Facility, and Credit Suisse and BAS, as joint lead arrangers under the LC Facility, have entered into an Amended and Restated Loan and Security Agreement, dated as of June 30, 2004, amended as of July 20, 2005, amended and restated as of December 1, 2005, supplemented by the Term Loan Supplement dated as of August 18, 2006, and amended through and as of June 25, 2008 (as the same may be further amended, restated, modified and/or supplemented from time to time, the "Credit Agreement");

        WHEREAS, the Additional Canadian Borrower hereby confirms the grant to the Canadian Collateral Agent of the security interests in the Canadian Accounts Collateral for the benefit of itself and each other Canadian Secured Party pursuant to Section 5.2 of the Credit Agreement; and

        WHEREAS, this Joinder Agreement is executed and delivered pursuant to the Credit Agreement;

        NOW, THEREFORE, IT IS AGREED:

        1.    Credit Agreement.    (a)    In accordance with Section 9.26(b) of the Credit Agreement, by executing and delivering this Joinder Agreement, the Additional Canadian Borrower hereby becomes a Canadian Borrower under the Credit Agreement from and after the date hereof with the same force and effect as if originally a "Canadian Borrower" under the Credit Agreement. Without limiting the generality of the foregoing, the Additional Canadian Borrower hereby expressly agrees to observe and perform and be bound by all of the terms, covenants, representations, warranties, and agreements contained in the Credit Agreement which are binding upon, and to be observed or performed by, a Canadian Borrower.

        (b)   The Additional Canadian Borrower acknowledges and agrees that all Canadian Loans made under the Credit Agreement are made to or for the mutual benefit, directly and indirectly, of each of the Canadian Borrowers and in consideration of the agreement of the US Credit Parties and the other Canadian Borrowers to accept joint and several liability for the Canadian Obligations. The Additional Canadian Borrower hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several and direct and primary liability for the full and indefeasible payment when due and performance of all Canadian Obligations and for the prompt and full payment and performance of all of the promises, covenants, representations, and warranties made or undertaken by each Canadian Borrower under the Financing Agreements, and agrees that such liability is independent of the duties, obligations, and liabilities of each of the joint and several Canadian Borrowers. In furtherance of the foregoing, the Additional Canadian Borrower jointly and severally, absolutely and unconditionally guarantees to the Canadian Secured Parties the full and indefeasible payment and performance when due of all Canadian Obligations.

        (c)   The Additional Canadian Borrower acknowledges and agrees that (i) any Secured Party may enforce its rights under the Credit Agreement independently as to each Credit Party and independently of any other remedy or security, (ii) any Secured Party at any time may have or hold in connection with the Obligations, and (iii) it shall not be necessary for any Secured Party to marshal assets in favor of any Credit Party or to proceed upon or against or exhaust any security or remedy before proceeding to enforce the Credit Agreement. The Additional Canadian Borrower expressly waives any right to require any Secured Party to marshal assets in favor of any Credit Party of the Obligations of such Additional Canadian Borrower or to proceed against any other Credit Party, and agrees the Canadian Collateral Agent may proceed against the Canadian Borrowers or any Canadian Accounts Collateral in such order as the Canadian Collateral Agent shall determine in its sole and absolute discretion.

        (d)   The Additional Canadian Borrower acknowledges and agrees any Secured Party may each file a separate action or actions against any Credit Party with respect to such Credit Party's Obligations, whether such action is brought or prosecuted with respect to any security or against any guarantor of such Credit Party, or whether any other person is joined in any such action or actions. The Additional Canadian Borrower agrees that any of the Secured Parties and any Credit Party and any affiliate of any Credit Party may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy of this Agreement. The Additional Canadian Borrower, as a joint and several Credit Party and guarantor hereunder with respect to the Additional Canadian Borrower's Obligations, expressly waives the benefit of any statute of limitations affecting its joint and several liability and guarantee hereunder (but not its primary liability) or the enforcement of the Obligations of the Additional Canadian Borrower or any rights of any Secured Party created or granted herein.

        (e)   The Additional Canadian Borrower acknowledges that its obligations undertaken herein consist, in part, of the guarantee of obligations of the other Canadian Borrowers and, in full recognition of that fact and in full recognition of the joint and several and direct and primary liability of the Additional Canadian Borrower hereunder for the Canadian Obligations, the Additional Canadian Borrower consents and agrees that the Canadian Collateral Agent and the Canadian Lender may, at any time and from time to time, without notice or demand (except as provided in and in accordance with the terms of the Credit Agreement), whether before or after any actual or purported termination, repudiation or revocation of the Credit Agreement by any Credit Party, and without affecting the enforceability or continuing effectiveness of the Credit Agreement as to each Credit Party (including the Additional Canadian Borrower): (i) increase, extend, or otherwise change the time for payment or the terms of the Obligations or any part thereof; (ii) supplement, restate, modify, amend, increase, decrease, or waive, or enter into or give any agreement, approval or consent with respect to any of the Obligations or any part thereof, or any of the Financing Agreements or any additional security or guarantees, or any condition, covenant, default, remedy, right, representation, or term thereof or thereunder; (iii) accept new or additional instruments, documents, or agreements in exchange for or relative to any of the Financing Agreements or the Obligations or any part thereof; (iv) accept partial payments on any of the Obligations; (v) receive and hold additional security or guarantees for the Obligations or any part thereof; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as the Canadian Collateral Agent in its sole and absolute discretion may determine; (vii) release any person from any personal liability with respect to the Obligations or any part thereof; (viii) settle, release on terms satisfactory to the Canadian Collateral Agent or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof, respectively, in any manner, consent to the transfer of any security and bid and purchase at any sale; or (ix) consent to the merger, change, or any other restructuring or termination of the corporate or partnership existence of any Credit Party, and correspondingly restructure the Obligations, and any such merger, change, restructuring, or termination shall not affect the liability of any Credit Party or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

        (f)    The Additional Canadian Borrower (as a Credit Party) expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of any other Credit Party with respect to such Credit Party's Obligations; (ii) the unenforceability or invalidity of any security or guaranty for such Credit Party's Obligations or the lack of perfection or continuing perfection or failure of priority of any security for such Credit Party's Obligations; (iii) the cessation for any cause whatsoever of the liability of such Credit Party (other than by reason of the full payment and performance of all of such Credit Party's Obligations); (iv) any failure of any Secured Party to marshal assets in favor of any Credit Party; (v) any failure of any Secured Party to give notice to any Credit Party of sale or other disposition of Collateral of another Credit Party or any defect in any notice that may be given in connection with any such sale or disposition of Collateral of any Credit Party securing the Obligations of such Credit Party; (vi) any failure of any Secured Party to comply with applicable law in connection with the sale or other disposition of any Collateral or other security of any Credit Party, for any Obligations of such Credit Party, including any failure of any Secured Party to conduct a commercially reasonable sale or other disposition of any Collateral or other security of any other Credit Party for any Obligations of such Credit Party; (vii) any act or omission of any Secured Party or others that directly or indirectly results in or aids the discharge or release of any other Credit Party or any Obligations of any other Credit Party or any security or guaranty therefor by operation of law or otherwise; (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (ix) any failure of any Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Credit Party; (x) the avoidance of any Lien or security interest in assets of any other Credit Party in favor of any Secured Party for any reason; or (xi) any action taken by any Secured Party that is authorized by this section or any other provision of any Financing Agreement. Until such time, if any, as all of the Obligations of the Additional Canadian Borrower have been indefeasibly paid and performed in full and no portion of any commitment of any Secured Party to such Credit Party under any Financing Agreement remains in effect prior to the Discharge of Revolving Obligations, the Additional Canadian Borrower's rights of subrogation, contribution, reimbursement, or indemnity against the other Credit Parties shall be fully and completely subordinated to the indefeasible repayment in full of all such Credit Parties' Obligations, and the Additional Canadian Borrower expressly waives any right to enforce any remedy that it now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any Collateral now or hereafter held by any Secured Party.

        (g)   To the fullest extent permitted by applicable law, the Additional Canadian Borrower expressly waives and agrees not to assert, any and all defenses in its favor based upon an election of remedies by any Secured Party which destroys, diminishes, or affects the Additional Canadian Borrower's subrogation rights against the other Credit Parties and/or (except as explicitly provided for herein) any rights to proceed against each other Credit Party, or any other party liable to any Secured Party, for reimbursement, contribution, indemnity, or otherwise.

        (h)   The Additional Canadian Borrower warrants and agrees that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy, or otherwise adversely affect rights which the Additional Canadian Borrower otherwise may have against the other Credit Parties or the Secured Parties, or others, or against the Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be limited to the extent required in order to be enforceable under applicable law.

        (i)    The foregoing affirmations and covenants of the Additional Canadian Borrower are in addition to, and not in lieu of, those set forth in the Credit Agreement, including, without limitation, Section 14 thereof.

        (j)    Notwithstanding any provision herein to the contrary, the joint and several liability and guarantee of the Canadian Obligations by the Additional Canadian Borrower shall be limited to the maximum amount permitted under any laws to which the Additional Canadian Borrower is subject.

        2.    Effect on the Credit Agreement.    On and after the effectiveness of this Joinder Agreement, each reference in the Credit Agreement and the other Financing Agreements to the "Canadian Borrowers," or words to that effect shall mean and be a reference to each of the Canadian Borrowers signatory to the Credit Agreement and the Additional Canadian Borrower for all purposes of the Credit Agreement and each Financing Agreement.

        3.    Grant of Security Interests in Accounts Collateral.    To secure payment and performance of all Canadian Obligations, the Additional Canadian Borrower hereby confirms the grant to the Canadian Collateral Agent for the benefit of itself and each other Canadian Secured Party pursuant to Section 5.2 of the Credit Agreement and in furtherance thereof hereby grants, subject to the terms and conditions of such Section 5.2, to the Canadian Collateral Agent for the benefit of itself and each other Canadian Secured Party, a continuing security interest in, a Lien upon, and a right of set off against, all right, title and interest of such Additional Canadian Borrower in all of the Canadian Accounts Collateral, whether now owned or hereafter acquired or existing, and wherever located.

        4.    Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.    The validity, interpretation and enforcement of this Joinder Agreement and the other Financing Agreements (except as otherwise expressly provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of The State of New York (without giving effect to principles of conflicts of law).

        The Additional Canadian Borrower and each Administrative Agent irrevocably consents and submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, whichever the Administrative Agents may elect, and in addition, the Additional Canadian Borrower irrevocably consents and submits to the nonexclusive jurisdiction of the Ontario Superior Court of Justice, in each case, whichever the Administrative Agents may elect and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Joinder Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Joinder Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Accounts Collateral Agent (with respect to the Accounts Collateral) and LC Facility Collateral Agent (with respect to the Non-Accounts Collateral) and Lenders shall have the right to bring any action or proceeding against any Credit Party or its property in the courts of any other jurisdiction which such Collateral Agent deems necessary or appropriate in order to realize on the applicable Collateral or to otherwise enforce its rights against any Credit Party or its property).

        The Additional Canadian Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the US mails, or, at an Administrative Agent's option, by service upon such Additional Canadian Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, the Additional Canadian Borrower shall appear in answer to such process, failing which the Additional Canadian Borrower shall be deemed in default and judgment may be entered by the Canadian Lender against the Additional Canadian Borrower for the amount of the claim and other relief requested.

        THE ADDITIONAL CANADIAN BORROWER AND EACH ADMINISTRATIVE AGENT HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS JOINDER AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE ADDITIONAL CANADIAN BORROWER AND EACH ADMINISTRATIVE AGENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY CREDIT PARTY OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS JOINDER AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        5.    Financing Agreement.    This Joinder Agreement shall constitute a Financing Agreement.

        IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

ENVIROSORT INC.
By:
/s/ JAMES M. RUTLEDGE
Name:	James M. Rutledge
Title:	Executive Vice President

Acknowledged:
REVOLVING ADMINISTRATIVE AGENT, ACCOUNTS COLLATERAL AGENT AND US REVOLVING LENDER
BANK OF AMERICA, N.A., Individually and as Agent
By
/s/ CHRISTOPHER M. O'HALLORAN
Name:	Christopher M. O'Halloran
Title:	Vice President
CANADIAN COLLATERAL AGENT AND CANADIAN LENDER
BANK OF AMERICA, N.A. (Canada Branch), as successor in interest to BABC Global Finance Inc., Individually and as Agent
By
/s/ MEDINA SALES DE ANDREDE
Name:	Medina Sales de Andrede
Title:	Vice President

LC FACILITY ADMINISTRATIVE AGENT AND LC FACILITY COLLATERAL AGENT
CREDIT SUISSE, Cayman Islands Branch
By
/s/ RIANKA MOHAN
Name:	Rianka Mohan
Title:	Vice President
By
/s/ CHRISTOPHER REO DAY
Name:	Christopher Reo Day
Title:	Associate
CREDIT SUISSE, Cayman Islands Branch, in its capacity as an LC Facility Lender
By
/s/ RIANKA MOHAN
Name:	Rianka Mohan
Title:	Vice President
By
/s/ CHRISTOPHER REO DAY
Name:	Christopher Reo Day
Title:	Associate

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  EXHIBIT 4.28M
JOINDER AGREEMENT
W I T N E S S E T H